EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 16, 2001 relating to the financial statements of Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V., which appears in Kansas City Southern Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, as amended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers, S.C.

Mexico, D.F.
May 16, 2001